                                                                    EXHIBIT 99.1


________________________________________________________________________________



                          Agreement and Plan of Merger


                         Dated as of November 19, 1999

                                  by and among

                             Calico Commerce, Inc.,

                              ConnectInc.com, Co.

                                      and

                            Calico Acquisition, Inc.


________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER.....................................................    1
Section 1.1.    The Merger...............................................    1
Section 1.2.    Effective Time...........................................    1
Section 1.3.    Closing of the Merger....................................    2
Section 1.4.    Effects of the Merger....................................    2
Section 1.5.    Certificate of Incorporation and Bylaws..................    2
Section 1.6.    Directors................................................    2
Section 1.7.    Officers.................................................    2
Section 1.8.    Conversion of Shares.....................................    2
Section 1.9.    Dissenters' Rights.......................................    3
Section 1.10.   Exchange of Certificates.................................    3
Section 1.11.   Stock Options............................................    5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE
           COMPANY.......................................................    7
Section 2.1.    Organization and Qualification; Subsidiaries;
                Investments..............................................    7
Section 2.2.    Capitalization of the Company and its
                Subsidiaries.............................................    8
Section 2.3.    Authority Relative to this Agreement;
                Recommendation...........................................    9
Section 2.4.    SEC Reports; Financial Statements........................    9
Section 2.5.    Information Supplied.....................................   10
Section 2.6.    Consents and Approvals; No Violations....................   10
Section 2.7.    No Default...............................................   11
Section 2.8.    No Undisclosed Liabilities; Absence of
                Changes..................................................   11
Section 2.9.    Litigation...............................................   13
Section 2.10.   Compliance with Applicable Law...........................   13
Section 2.11.   Employee Benefits........................................   14
Section 2.12.   Labor and Employment Matters.............................   18
Section 2.13.   Environmental Laws and Regulations.......................   19
Section 2.14.   Taxes....................................................   20
Section 2.15.   Intellectual Property....................................   21
Section 2.16.   Insurance................................................   27
Section 2.17.   Restrictions on Business Activities......................   27
Section 2.18.   Title to Properties; Absence of Liens and
                Encumbrances.............................................   27
Section 2.19.   Certain Business Practices...............................   28
Section 2.20.   Product Warranties.......................................   28
Section 2.21.   Agreements, Scheduled Contracts and
                Commitments..............................................   28

Section 2.22.   Vote Required..........................................    29
Section 2.23.   Affiliates.............................................    29
Section 2.24.   Opinion of Financial Adviser...........................    29
Section 2.25.   Brokers................................................    29
Section 2.26.   Takeover Statutes......................................    29
Section 2.27.   Representations Complete...............................    29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF
            PARENT AND ACQUISITION.....................................    30
Section 3.1.    Organization...........................................    30
Section 3.2.    Capitalization of Parent and its Subsidiaries..........    30
Section 3.3.    Authority Relative to this Agreement...................    31
Section 3.4.    SEC Reports; Financial Statements......................    32
Section 3.5.    Information Supplied...................................    32
Section 3.6.    Consents and Approvals; No Violations..................    33
Section 3.7.    Litigation.............................................    33
Section 3.8.    Tax Treatment..........................................    33
Section 3.9.    Opinion of Financial Adviser...........................    34
Section 3.10.   Brokers................................................    34
Section 3.11.   No Prior Activities....................................    34
Section 3.12.   No Undisclosed Liabilities; Absence of Changes.........    34
Section 3.13.   Compliance with Applicable Law.........................    34
Section 3.14.   Intellectual Property..................................    35
Section 3.15.   No Default.............................................    35
Section 3.16.   Representations Complete...............................    35
Section 3.17    Title to Properties; Absence of Liens and
                Encumbrances...........................................    35
Section 3.18.   Year 2000 Compliance...................................    36
Section 3.19.   Parent Common Stock....................................    36

ARTICLE IV COVENANTS...................................................    36
Section 4.1.    Conduct of Business of the Company.....................    36
Section 4.2.    Preparation of S-4 and the Proxy Statement.............    40
Section 4.3.    No Solicitation or Negotiation.........................    40
Section 4.4.    Meeting of Stockholders................................    43
Section 4.5.    Nasdaq National Market.................................    44
Section 4.6.    Access to Information..................................    44
Section 4.7.    Certain Filings; Reasonable Efforts....................    45
Section 4.8.    Public Announcements...................................    46
Section 4.9.    Indemnification and Directors' and Officers'
                Insurance..............................................    46
Section 4.10.   Notification of Certain Matters........................    47
Section 4.11.   Affiliates; Tax-Free Reorganization....................    48

Section 4.12    Additions to and Modification of Company
                Disclosure Schedule and Parent Disclosure
                Schedule..............................................   48
Section 4.13    Access to Company Employees...........................   49
Section 4.14    Company Compensation and Benefit Plans................   49
Section 4.15    Takeover Statutes.....................................   49
Section 4.16    Form S-8..............................................   49
Section 4.17    Employee Matters......................................   49

ARTICLE V CONDITIONS TO CONSUMMATION OF THE
          MERGER......................................................   50
Section 5.1.    Conditions to Each Party's Obligations
                to Effect the Merger..................................   50
Section 5.2.    Conditions to the Obligations of the Company..........   51
Section 5.3.    Conditions to the Obligations of Parent and
                Acquisition...........................................   52

ARTICLE VI TERMINATION; AMENDMENT; WAIVER.............................   53
Section 6.1.    Termination...........................................   53
Section 6.2.    Effect of Termination.................................   54
Section 6.3.    Fees and Expenses.....................................   55
Section 6.4.    Amendment.............................................   55
Section 6.5.    Extension; Waiver.....................................   56

ARTICLE VII MISCELLANEOUS.............................................   56
Section 7.1.    Nonsurvival of Representations and
                Warranties............................................   56
Section 7.2.    Entire Agreement; Assignment..........................   56
Section 7.3.    Validity..............................................   56
Section 7.4.    Notices...............................................   56
Section 7.5.    Governing Law and Venue; Waiver of Jury
                Trial.................................................   57
Section 7.6.    Descriptive Headings..................................   58
Section 7.7.    Parties in Interest...................................   58
Section 7.8.    Certain Definitions...................................   59
Section 7.9.    Personal Liability....................................   62
Section 7.10.   Specific Performance..................................   62
Section 7.11.   Counterparts..........................................   62
                               TABLE OF EXHIBITS

Exhibit A......Form of Letter Agreement with Company Affiliates
Exhibit B-1....Form of Representations Relating to Tax Matters of the Company
Exhibit B-2....Form of Representations Relating to Tax Matters of Parent and
               Acquisition

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of November 19, 1999, is by and among ConnectInc.com, Co., a Delaware corporation (the "Company"), Calico Commerce, Inc., a Delaware corporation ("Parent"), and Calico Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 7.8 of this Agreement.

          WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the combination of the Company and Parent shall be effected by the terms of this Agreement through a transaction in which Acquisition will merge with and into the Company, the Company will become a wholly-owned subsidiary of Parent and the stockholders of the Company will become stockholders of Parent; and

          WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     Section 1.1  The Merger.  At the Effective Time (as defined below) and upon
                  ----------
the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Parent, as the sole stockholder of Acquisition, hereby approves the Merger and this Agreement.

     Section 1.2  Effective Time.  Subject to the terms and conditions set forth
                  --------------
in this Agreement, on the Closing Date (as defined in Section 1.3), (a) a Certificate of Merger shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered for filing to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL and (b) the parties shall make such other filings with the Secretary of State of the State of Delaware as shall be necessary to effect the Merger. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL, or such later time as Parent and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

     Section 1.3  Closing of the Merger.  The closing of the Merger (the
                  ---------------------
"Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 5, at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4  Effects of the Merger.  The Merger shall have the effects as
                  ---------------------
provided in this Agreement and in the applicable provisions of the DGCL.
Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5  Certificate of Incorporation and Bylaws. The Certificate of
                  ---------------------------------------
Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Applicable Law. The parties agree that, by action of Parent at or after the Effective Time, the bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation.

     Section 1.6  Directors.  The parties agree that, by action of Parent at or
                  ---------
after the Effective Time, the directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

     Section 1.7  Officers.  The parties agree that, by action of Parent at or
                  --------
after the Effective Time, the officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

     Section 1.8  Conversion of Shares.
                  --------------------

          (a) At the Effective Time, each share of common stock, par value $0.001 per share, of the Company (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury and (ii) Shares held by Parent, Acquisition or any other subsidiary of

Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, $.001 par value per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined below) (the "Merger Consideration"). Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b) The "Exchange Ratio" shall be .081.

          (c) At the Effective Time, each outstanding share of the common stock of Acquisition shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Acquisition or any subsidiary of Parent or Acquisition immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no shares of Parent Common Stock shall be delivered with respect thereto.

     Section 1.9  Dissenters' Rights.  In accordance with Section 262 of the
                  ------------------
DGCL, the holders of the Shares shall not be entitled to dissenters' or appraisal rights.

     Section 1.10 Exchange of Certificates.
                  ------------------------

          (a) From time to time following the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition (the "Exchange Agent") for the benefit of the holders of Shares for exchange in accordance with this Article 1: (i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.8; and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund"), in exchange for outstanding Shares.

          (b) Not later than three (3) business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") and whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent

Common Stock and, if applicable, cash to be paid for fractional shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be issued a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder is entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock and a check representing the amount of consideration payable in lieu of fractional shares shall be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.

          (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of Applicable Law, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

          (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a customary bond or indemnity reasonably satisfactory to Parent and the Exchange Agent.

          (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the date hereof that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

          (f) No fractions of a share of Parent Common Stock shall be issued in the Merger but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) equal to such fractional part of a share of Parent Common Stock multiplied by the average of the last reported sales prices for Parent Common Stock as reported on the Nasdaq National Market on the ten (10) trading days immediately preceding the Effective Time. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

          (g) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of one (1) year after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent as general creditors for payment of their claim for Parent Common Stock and cash in lieu of fractional shares, as the case may be, and any applicable dividends or distributions with respect to Parent Common Stock.

          (h) Neither Parent nor the Company shall be liable to any holder of Shares or Parent Common Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

     Section 1.11 Stock Options.
                  -------------

          (a) At the Effective Time, each outstanding option, warrant or other right to purchase Shares (a "Company Stock Option" and collectively, "Company Stock Options") issued pursuant to the 1999 Stock Option Plan for Non-Employee Directors and Advisors, 1996 Stock Option Plan, as amended, 1989 Stock Option Plan, as amended, and 1996 Directors' Stock Option Plan, and all other agreements or arrangements other than the 1996 Employee Stock Purchase Plan, whether vested or unvested, shall be assumed by Parent and converted as of the Effective Time into an option, warrant or right, as applicable, to purchase shares of Parent Common Stock in accordance with the terms of this Section 1.11. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued other than outstanding warrants or rights are referred to collectively as the "Company Plans." Each Company Stock Option so converted shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option, whether or not vested, in full immediately prior to the Effective Time rounded down to the nearest whole share at a price per share, rounded up to the nearest tenth of a cent, equal to the exercise price per Share pursuant to such Company Stock Option immediately prior to the Effective Time divided by the Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be adjusted as necessary in order to comply with Section 424(a) of the Code.

          (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Plans and that the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.11 after giving effect to the Merger). Parent shall comply with the terms of the Company Plans and ensure, to the extent required by and subject to the provisions of such plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

          (c) At or before the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section 1.11. Promptly following the Effective Time, and in any event within five business days, Parent shall, if no registration statement is in effect covering such Parent shares, file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options held by all persons with respect to whom registration on Form S-8 is available and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          (d) At or before the Effective Time, the Company shall cause to be effected, in a manner reasonably satisfactory to Parent, such amendments, if any, to the Company Plans that are necessary to give effect to the foregoing provisions of this Section 1.11.

     Section 1.12 Change of Control Agreements.  A "Change of Control" as such
                  ----------------------------
term is defined in the Change of Control Agreements shall be deemed to occur at the Effective Time.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company to Parent (which exceptions shall qualify only the Section specifically identified and any other Section where it is reasonably clear that the disclosure is intended to apply to another Section) that:

     Section 2.1  Organization and Qualification; Subsidiaries; Investments.
                  ---------------------------------------------------------

          (a) Section 2.1(a) of the Company Disclosure Schedule sets forth a true and complete list of all the Company's directly or indirectly owned subsidiaries and sales and other offices, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and, except as set forth in Section 2.1(a) of the Company Disclosure Schedule, in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered or made available to Acquisition or Parent accurate and complete copies of the Certificate of Incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and each of its subsidiaries.
Section 2.1(a) of the Company Disclosure Schedule specifically identifies each subsidiary of the Company that contains any material assets or through which the Company conducts any operations. Except as set forth in Section 2.1(a) of the Company Disclosure Schedule, the Company has no operating subsidiaries other than those incorporated in a state of the United States.

          (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except where the failure to obtain such qualification or license with respect to the Company or any subsidiary would not adversely affect the Company or any such subsidiary in any material way.

          (c) Section 2.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of Five Thousand Dollars ($5,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Company or any of its subsidiaries in any person other than the Company's subsidiaries ("Other Interests"). Except as described in Section 2.1(c) of the Company Disclosure Schedule, the Other Interests are owned by the Company, by one or more of the Company's subsidiaries or by the Company and one or more of its subsidiaries, in each case free and clear of all Liens (as defined below).

     Section 2.2  Capitalization of the Company and its Subsidiaries.
                  --------------------------------------------------

          (a) The authorized capital stock of the Company consists of 60,000,000 Shares, of which, as of October 31, 1999, 14,858,566 Shares were issued and outstanding and 3,500,000 shares of preferred stock, none of which is outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of October 31, 1999, approximately 617,909 Shares were reserved for future option grants and, as of October 31, 1999, 2,634,378 were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans. The maximum number of shares that may be issued under the Employee Stock Purchase Plan is 100,000 shares, of which, as of October 31, 1999, all shares have been issued. Between October 31, 1999 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such first date, and between October 31, 1999 and the date hereof, no stock options have been granted. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of the Company, (iii) no options, preemptive or other rights to acquire from the Company or any of its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding rights or obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. The Company has not voluntarily accelerated the vesting of any Company Stock Options as a result of the Merger or any other change in control of the Company. No Shares are held by the Company's subsidiaries.

          (b) All of the outstanding capital stock of the Company's subsidiaries owned by the Company is owned, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of Applicable Law). Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, there are no (i) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, (ii) options or (iii) other rights to acquire from the Company or any of its subsidiaries any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

          (c) The Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Section 2.3  Authority Relative to this Agreement; Recommendation.
                  ----------------------------------------------------

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby, except the approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Acquisition, constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          (b) Without limiting the generality of the foregoing, the Company Board has unanimously (1) determined that the Merger is fair to, and in the best interests of the Company and the Company's stockholders, (2) approved this Agreement, the Merger and the other transactions contemplated hereby, (3) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders, and
(4) has not withdrawn or modified such approval or resolution to recommend (except as otherwise permitted in this Agreement).

     Section 2.4  SEC Reports; Financial Statements.
                  ---------------------------------

          (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the Securities and Exchange Commission (the "SEC") since August 14, 1996 (the "IPO Date")(which the Company hereby represents is the date it first became subject to the reporting requirements of the Securities Exchange Act of 1934), each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Company

SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company and its subsidiaries as of the dates thereof and their results of operations and changes in financial position for the periods then ended. Notwithstanding the foregoing, the Company shall not be deemed to be in breach of any of the representations or warranties in this Section 2.4(a) as a result of any changes to the Company SEC Reports that the Company may make in response to comments received from the SEC on the S-4 or the Proxy Statement (each as defined below).

          (b) The Company has heretofore made, and hereafter will make, available to Acquisition or Parent a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

     Section 2.5  Information Supplied.  None of the information supplied or to
                  --------------------
be supplied by the Company in writing for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement insofar as it relates to the meeting of the Company's stockholders to vote on the Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition that is contained in or omitted from any of the foregoing documents.

     Section 2.6  Consents and Approvals; No Violations.  Except for filings,
                  -------------------------------------
permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to and no material permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) except as set forth in Section 2.6 of the Company Disclosure Schedule, result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any material right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or (iii) except as set forth in Section 2.6 of the Company Disclosure Schedule, materially violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

     Section 2.7  No Default.  Except as set forth in Section 2.7 of the Company
                  ----------
Disclosure Schedule, neither the Company nor any of its subsidiaries is in material breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a material breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which it or any of its properties or assets are bound or (iii) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets.

     Section 2.8  No Undisclosed Liabilities; Absence of Changes.
                  ----------------------------------------------

          (a) Except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued or contingent, that would be required by generally accepted accounting principles to be reflected in the liabilities column of a consolidated balance sheet of the Company, other than (i) liabilities specifically described in this Agreement or in the Company Disclosure Schedule, (ii) normal or recurring liabilities incurred since September 30, 1999 in the ordinary course of business consistent with past practices, (iii) liabilities permitted by Section 4.1, and (iv) items required under generally accepted accounting principles to be disclosed in notes and those items that would result from normal year end adjustments.

          (b) Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, from September 30, 1999 to the date of this Agreement, there have been no events, changes or effects with respect to the Company or its subsidiaries that, individually or in the aggregate, have had or reasonably would be expected to have had a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, from September 30, 1999 to the date of this Agreement, the Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries; (ii) material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (iv) amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (v) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (vi) creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices; (vii) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than (1) loans or advances to employees in connection with business-related travel, (2) loans made to employees consistent with past practices, and (3) loans, advances or capital contributions to or investments in wholly-owned subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (viii) material transaction or commitment made, or any material contract or agreement entered into, by the Company or any of its subsidiaries relating to its material assets or business (including the acquisition (by sale, license or otherwise) or disposition (by sale, license or otherwise) of any material assets) or any relinquishment by the Company or any of its subsidiaries of any contract, agreement or other right, in any such case, material to the Company and its subsidiaries, taken as a whole, other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement or disclosed in the Company Disclosure Schedule; (ix) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; (x) any exclusive license, distribution, marketing, sales or other agreement entered into or any agreement to enter into any exclusive license, distribution, marketing, sales or other agreement; or (xi) change by the Company or any of its subsidiaries in its accounting principles, practices or methods. From September 30, 1999 to the date of this Agreement, except as disclosed in the Company SEC Reports filed prior to the date hereof or increases in the ordinary course of business consistent with past practices, there has not been any material increase in the compensation payable or that could become payable by the Company or any of its subsidiaries to (a) officers of the Company or any of its subsidiaries (b) any employee of the Company or any of its subsidiaries whose annual cash compensation is $100,000 or more, or (c) any other employees, where the aggregate amount of such increases to such other employees is more than $25,000.

     Section 2.9  Litigation.  Except as publicly disclosed by the Company in
                  ----------
the Company SEC Reports or as set forth in Section 2.9 of the Company Disclosure Schedule, as of the date of this Agreement, there is no suit, claim, action, arbitration, proceeding or (to the knowledge of the Company) investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person that is material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed by the Company in the Company SEC Reports, as of the date of this Agreement, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby. No Governmental Entity has at any time challenged or questioned in writing to the Company the legal right of the Company to design, offer or sell any of its products or services in the present manner or style thereof.

     Section 2.10 Compliance with Applicable Law.  Except as set forth in
                  ------------------------------
Section 2.10(b) of the Company Disclosure Schedule or publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits") the failure of which to hold with would result in a Material Adverse Effect. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries have complied and are in material compliance with the terms of the Company Permits, except for any non-compliance that would result in a Material Adverse Effect. Except as publicly disclosed by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries have been and are being conducted in material compliance with all material Applicable Laws, except for any non-compliance that would result in a Material Adverse Effect. Except as publicly disclosed by the Company in the Company SEC Reports, to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same, excluding any such investigation that would result in a Material Adverse Effect.

     Section 2.11 Employee Benefits.
                  -----------------

          (a) Definitions.  For purposes of this Agreement, the following terms
              -----------
shall have the meanings set forth below:

              (i) "ERISA" shall mean the Employee Retirement Income Security
                   -----
Act of 1974, as amended;

          (ii)   "ERISA Affiliate" shall mean any other person or entity under
                  ---------------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

          (iii)  "Company Employee Plan" shall refer to any written plan,
                  ---------------------
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, stock option, stock purchase, stock bonus, performance awards, membership interest or membership interest-related awards, retirement, health, life, disability insurance, dependent care, retirement, medical, fringe benefits or other employee benefits or remuneration of any kind, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA, that is or has within the last three (3) years been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any "Employee" (as defined below) and pursuant to which the Company or any ERISA Affiliate has or may have any liability contingent or otherwise;

          (iv)   "Employee" shall mean any current, former, or retired employee,
                  --------
director, or officer of the Company or any ERISA Affiliate or any other person entitled to participate under any Company Employee Plan;

          (v)    "Employee Agreement" shall refer to each management, employment
                  ------------------
and consulting agreement or contract and each severance, signing bonus, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any ERISA Affiliate and any Employee or consultant, as to which, as of the date of the Agreement, unsatisfied obligations of the Company are greater than $10,000, except, for purposes of
Section 2.11(i), the term "Employee Agreement" shall not be limited by the $10,000 amount if the aggregate amount of unsatisfied obligations of the Company under all such agreements is in excess of $50,000;

          (vi)   "IRS" shall mean the Internal Revenue Service;
                  ---

          (vii)  "Multiemployer Plan" shall mean any "Pension Plan" (as defined
                  ------------------
below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

          (viii) "Multiple Employer Plan" shall mean any "Pension Plan" (as
                  ----------------------
defined below) which is a "multiple employer plan," as defined in Section 4063 or 4064 of ERISA;

          (ix)   "Pension Plan" shall refer to each Company Employee Plan which
                  ------------
is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA; and

          (x)    "Welfare Plan" shall refer to each Company Employee Plan
                  ------------
which is a welfare plan as defined in ERISA Section 3(1).

          (b) Employee Plans.  Section 2.11(b) of the Company Disclosure
              --------------
Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company has never verbally represented, promised or contracted to any Employee to maintain or sponsor any Company Employee Plan other than those listed in Section 2.11(b) of the Company Disclosure Schedule. There is no verbal Company Employee Plan to which the Company is a party. The Company has made available to Parent or its counsel, where applicable, true, complete and correct copies of (1) the most recent plan documents, related trust documents, adoption agreements, summary plan descriptions, and all amendments thereto for each Company Employee Plan, (2) the three most recent annual reports on Form 5500 filed with the IRS with respect to each Company Employee Plan, (3) each group annuity contract, insurance policy, service agreement, and other material agreement or policy related to any Company Employee Plan, (4) the three most recent annual nondiscrimination test reports for each Company Employee Plan, (5) the three most recent actuarial and audit reports for each Pension Plan, (6) all IRS determination letters and rulings received by the Company and copies of all applications and correspondence since January 1, 1999 to or from the IRS or the Department of Labor ("DOL") with
                                                                ---
respect to any Company Employee Plan, (7) all material communications in the Company's possession to any Employee relating to any Company Employee Plan, or in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material Liability to the Company, and (8) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (c) Employee Plan Compliance.  Except as set forth in Section 2.11(c)
              ------------------------
of the Company Disclosure Schedule, (i) each Company Employee Plan has been established and maintained in accordance with its terms and all Applicable Laws, including ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) no Employee of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Company Employee Plan; (iv) there are no proceedings pending, or, to the Company's knowledge, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued in accordance with its terms, without liability to the Company, Parent or any of their respective ERISA Affiliates (other than amounts for accrued benefits and ordinary administration expenses incurred in a termination event); (vi) there are no inquiries, investigations, audits or proceedings pending or, to the Company's knowledge, threatened by the IRS or DOL with respect to any Company Employee Plan or any related trust; (vii) neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Sections 4975 through 4980 of the Code; (viii) each Pension Plan that is intended to be qualified under Section 401(a) of the Code is and has received a favorable determination opinion, notification or advisory letter with respect to such status from the IRS or has time remaining to apply under applicable Treasury Regulation or IRS pronouncement for a determination or opinion letter and to make any necessary amendments, and no event has occurred and no condition or circumstance has existed or exists which may reasonably be expected to result in the disqualification of such Pension Plan;
(ix) there is no violation of any reporting or disclosure requirements imposed by ERISA or the Code with respect to any Company Employee Plan that would result in a material liability to the Company; (x) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code (without regard to any waivers of such requirements) or the terms of the Employee Plan, have been made on or before their due dates (including any contractual or statutory grace periods); (xi) neither Company nor any ERISA Affiliate is, nor do any of them expect to be, subject to (1) a security interest pursuant to
Section 412(f) of the Code or (2) a lien pursuant to Section 412(n) of the Code or Section 4068 or 302(f) of ERISA; and (xii) no event has occurred and there exists no condition or set of circumstances which could reasonably be anticipated to result in any material liability to the Parent, the Company or its ERISA Affiliates with respect to any Company Employee Plan.

          (d) Pension Plans.  At no time have the Company or its ERISA
              -------------
Affiliates maintained a Pension Plan subject to Code Section 412 or ERISA
Section 302.

          (e) Multiemployer and Multiple Employer Plans.  At no time have the
              -----------------------------------------
Company or its ERISA Affiliates contributed to or been required to contribute to any Multiemployer Plan or Multiple Employer Plan.

          (f) Post-Employment Obligations.  Except as set forth in Section
              ---------------------------
2.11(f) of the Company Disclosure Schedule, no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except as (i) may be required by statute, (ii) to benefits the full cost of which are borne by Employees of the Company (or such Employees' beneficiaries or dependents), (iii) death or disability benefits under any of the Company Employee Plans, or (iv) life insurance benefits for any Employee who dies while in service with the Company.

          (g) Welfare Plans.  With respect to any Welfare Plans maintained by
              -------------
the Company or its ERISA Affiliates, the Company and its ERISA Affiliates have complied with the provisions of Sections 4980B, 9801 and 9802 of the Code.

          (h) Plan Expenses and Amendment.  Since the beginning of the current
              ---------------------------
fiscal year of any Company Employee Plan, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining such Company Employee Plan from the level of benefits or expense incurred for the most recently completed fiscal year of such Company Employee Plan. Except as provided in Section 2.11(h) of the Company Disclosure Schedule, no insurance policy or any other contract or agreement affecting any Company Employee Plan requires or permits a retroactive increase in premiums or payments due thereunder. Except as set forth in Schedule 2.11(h) of the Company Disclosure Schedule, all amendments and actions required to bring each of the Company Employee Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

          (i)  Effect of Transaction.
               ---------------------

               (i) Except as set forth in Section 2.11(i) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events other than events occurring after the Effective Time which are caused by acts or omissions of Parent or the Company) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) In Section 2.11(i) of the Company Disclosure Schedule, the Company shall provide compensation information for any Employee identified pursuant to Section 2.11(i)(i) of this Agreement sufficient to allow the independent public accountants retained by Parent to calculate each Employee's "base amount" within the meaning of Section 280G(b)(3) of the Code, as is necessary to determine whether any payment or benefit which will or would reasonably be expected to be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

          (j)  Stock Options.  Section 2.11(j) of the Company Disclosure
               -------------
Schedule lists all outstanding Stock Options as of October 31, 1999, identifying for each such option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price. Other than the automatic vesting of Stock Options that may occur without any further action on the part of the Company or its officers or directors, the Company has not taken any action that would result in any Stock Options that are unvested becoming vested or their terms being extended in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (k)  Foreign Plans.  There are no Company Employee Plans maintained
               -------------
for Employees outside of the United States.

          (l)  Employee Stock Purchase Plan. There are no options outstanding to
               ----------------------------
purchase shares of the Company's Common Stock under the Company's 1996 Employee Stock Purchase Plan.

     Section 2.12  Labor and Employment Matters.  Except as set forth in
                   ----------------------------
Section 2.12 of the Company Disclosure Schedule:

          (a) No collective bargaining agreement exists that is binding on the Company or any of its subsidiaries, and the Company has not been officially apprised that any petition has been filed or proceeding instituted by an employee or group of employees of the Company, or any of its subsidiaries, with the National Labor Relations Board seeking recognition of a bargaining representative.

          (b) (i) To the Company's knowledge, there is no labor strike, dispute, slow down or stoppage pending or threatened against the Company or any of its subsidiaries; and

               (ii) As of the date of this Agreement, neither the Company nor any of its subsidiaries has received in the last twenty-four (24) months any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of their respective employees.

          (c) All individuals who are currently performing consulting or other services for the Company or any of its subsidiaries are currently classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification.

          (d) Section 2.12(d) of the Company Disclosure Schedule contains a list as of the date of this Agreement of the name of each officer, employee and consultant of the Company or any of the Company's subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. As of the date hereof, the Company has not received any information that would lead it to believe that any such person will or may cease to be engaged by the Company or such subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement.

          (e) The Company and each of its subsidiaries has in all material respects withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

          (f) The Company is not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (g) Section 2.12(g) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all Employees holding visas issued by the United States (or if such Employee works principally in a foreign country, such foreign country), listing each such employee by name and type of visa. Section 2.12(g) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all Employees holding visas issued by foreign countries, listing each such employer by name, and type of visa. Except as set forth in Section 2.12(g) of the Company Disclosure Schedule, as of the date of this Agreement, all other Employees of the Company and its subsidiaries are citizens of the United States or the foreign country in which such Employee performs services for the Company and its subsidiaries.

          (h) Except as set forth in Section 2.12(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is bound by any agreement, nor has it taken or omitted to take any action, that restricts its ability to terminate the employment of any of its Employees at any time without payment or other liability.

     Section 2.13  Environmental Laws and Regulations.
                   ----------------------------------

          (a) The term "Environmental Laws" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (a) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (c) the health or safety of employees in the workplace, (d) protecting or restoring natural resources or (e) the environment. The term "Hazardous Material" means (1) "hazardous substances" (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, (6) any material regulated as a medical waste, (7) lead containing paint, (8) radioactive materials and (9) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company or any of its subsidiaries is a party.

          (b) During the period of ownership or operation by the Company and its subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release. There have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease. The Company and its subsidiaries have not received any written notice of, or entered into any order, settlement or decree relating to: (a) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or (b) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any subsidiary's properties. There have been no material violations of any Environmental Laws by the Company or any subsidiary.

          (c) Since the IPO Date, there has not occurred any events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that constitute a violation by the Company or any of the Company's subsidiaries of, or are reasonably likely to prevent or interfere with the Company's or any of the Company's subsidiaries' future compliance with, any Environmental Laws, which such violations or non-compliance would result in a Material Adverse Effect.

     Section 2.14 Taxes.
                  -----

          (a)  Definitions.  For purposes of this Agreement:
               -----------

               (i) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

               (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes.

          (b) Except as set forth in Section 2.14(b) of the Company Disclosure Schedule (i) the Company and its subsidiaries have duly and timely filed all material Tax Returns required to be filed; (ii) such Tax Returns are complete and accurate in all material respects and correctly reflect the Tax liability required to be reported thereon; and (iii) such Tax Returns do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

          (c) Except as set forth in Section 2.14(c) of the Company Disclosure Schedule (i) the Company and its subsidiaries have paid all Taxes due and payable, and have adequately provided in the financial statements included in the SEC Reports for all material Taxes (whether or not shown on any Tax Return) accrued but not yet due and payable through the date of such Company SEC Reports; (ii) all material Taxes the Company and its subsidiaries accrued following the end of the most recent period covered by the Company SEC Report have been accrued in the ordinary course of business of the Company consistent with past practice and each such subsidiary and have been paid when due in the ordinary course of business consistent with past practices; and (iii) no material election has been made with respect to Taxes of the Company or its subsidiaries in any Tax Returns that have not been provided to Parent.

          (d) Except as set forth in Section 2.14(d) of the Company Disclosure Schedule, no material claim for assessment or collection of Taxes is presently being asserted against the Company or its subsidiaries and neither the Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

          (e) The Company has not made any payments and is not required to make any payments that will not be fully deductible under Section 162(m) of the Code.

          (f) Neither the Company nor any of its affiliates has taken, proposes to take or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          (g) Except as set forth in Section 2.14(g) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

          (h) Except as set forth in Section 2.14(h) of the Company Disclosure Schedule, there is currently no limitation on the utilization of net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder.

          (i) Except as set forth in Section 2.14(i) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to, or is required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method.

          (j) Neither the Company nor any of its subsidiaries is a "consenting corporations" within the meaning of Section 341(j) of the Code.

     Section 2.15 Intellectual Property.
                  ---------------------

          (a) Section 2.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the following (if any) owned by Company and its subsidiaries, to its actual knowledge: (a) patents and patent applications;
(b) Trademark registrations and applications and material unregistered Trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether registered or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered) (collectively "Copyrights"); computer software; databases; works of authorship; mask works; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

          (b)  Trademarks.
               ----------

               (i) All Trademark registrations made by the Company or its subsidiaries are, as of the date hereof, in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority, validity and enforceability of the Trademark in question.

               (ii) As of the date hereof, no registered Trademark owned by the Company or any of its subsidiaries has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. No such action has been threatened in writing within the two (2)-year period prior to the date of this Agreement.

               (iii) To the knowledge of the Company, there has been no prior use of any material Trademark by any third party that confers upon said third party superior rights in any such Trademark.

          (c)  Patents.
               -------

               (i) All Patents owned by the Company or any of its subsidiaries are, as of the date hereof, in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Patent in question.

               (ii) As of the date hereof, no Patent owned by the Company or any of its subsidiaries has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. No such action has been threatened in writing within the two
(2) year period prior to the date of this Agreement.

               (iii) As of the date hereof, there is no patent or, to the Company's knowledge, patent application of any person that conflicts in any material respect with any Patent owned by the Company or any of its subsidiaries, or invalidates any claim the Company, or any of the Company's subsidiaries, has in any Patent owned by the Company or any of its subsidiaries.

          (d)  Copyrights.
               ----------

               (i) To the Company's actual knowledge, no Copyright owned by the Company or any of its subsidiaries has been infringed or has been challenged or threatened in any way. To the Company's actual knowledge, none of the subject matter of any of the Copyrights owned by the Company or any of its subsidiaries infringes or is alleged to infringe any copyright of any third party.

          (e)  Trade Secrets.
               -------------

               (i) The Company and each of its subsidiaries has taken reasonable steps in accordance with normal industry practice to protect their respective rights in its Trade Secrets, subject to its business judgement in the ordinary course of business to publicly disclose Trade Secrets.

               (ii) Without limiting the generality of Section 2.15(e)(i) and except as would not be materially adverse to the Company or its business, the Company and each subsidiary enforces a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the form of the Company's standard forms (all of which are valid and enforceable under applicable law) that assign to the Company all rights to any Intellectual Property rights relating to the Company's business that are developed by the employee, consultant or contractor, as applicable, in the course of his or her activities for the Company or are developed during working hours or using Company resources and that otherwise appropriately protect the Intellectual Property of the Company and its subsidiaries. Except under confidentiality obligations (and subject to subsection(i) above), there has been no disclosure by the Company or any subsidiary of material confidential information or Trade Secrets, subject to its business judgement in the ordinary course of business to publicly disclose Trade Secrets.

               (iii) Notwithstanding items (i) and (ii), the Company and each of its subsidiaries have taken reasonable steps in accordance with normal industry practice to protect their respective rights in its Trade Secrets contained in and relating to the product MarketStream 2.0 and all subsequent versions; and to the Company's and each of its subsidiaries actual knowledge, the Company and each of its subsidiaries have taken reasonable steps in accordance with normal industry practice to protect their respective rights in its Trade Secrets contained in all other products used, manufactured, marketed, sold or licensed by the Company and its subsidiaries.

          (f)  License Agreements.  Other than software commercially available
               ------------------
on reasonable terms to any person for a total license fee of no more than $5,000, Section 2.15(f)(1) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of all license agreements entered into at any time since the IPO Date on or before the date hereof granting to the Company or any of its subsidiaries any material right to use or practice any rights under any Intellectual Property (collectively, the "Inbound License Agreements"), indicating for each the title, date and the parties thereto. Other than licenses with customers that, in the twelve-month period ended prior to the date hereof, have purchased or licensed products for which the total payments to the Company and its subsidiaries did not exceed $10,000,
Section 2.15(f)(2) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of all license agreements under which the Company or any of its subsidiaries licenses software or grants other rights to use or practice any rights under any Intellectual Property (collectively, the "Outbound License Agreements"), indicating for each the title, date and the parties thereto. As of the date hereof, there is no material outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

          (g) Ownership; Sufficiency of IP Assets.  The Company owns or
              -----------------------------------
possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of the Intellectual Property used in and material to its business. The Company's Intellectual Property, together with the Company's and its subsidiaries' rights under the licenses granted to the Company or any of its subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of the Company's and its subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Effective Time in substantially the same manner as such businesses have been operated by the Company prior hereto.

          (h) Protection of IP.  The Company has taken reasonable steps to
              ----------------
protect the Intellectual Property of the Company and its subsidiaries.

          (i) No Infringement by the Company.  The software product known as
              ------------------------------
MarketStream version 2.0 and all subsequent versions do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party. To the Company's actual knowledge, all other products used, manufactured, marketed, sold or licensed by the Company and its subsidiaries, and all Intellectual Property used in the conduct of the Company's and its subsidiaries' businesses on or before the date hereof, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party.

          (j) No Pending or Threatened Infringement Claims.  Except and to the
              --------------------------------------------
extent publicly disclosed in the Company SEC Reports, no litigation is, as of the date hereof, or within the three (3) years prior to the date of this Agreement was, pending and, to the Company's knowledge, no notice or other claim has been made against the Company within the one (1) year prior to the date of this Agreement, (A) alleging that the Company any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or
(B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or licensed by or to the Company. Except as specifically disclosed in one or more Sections of the Company Disclosure Schedule pursuant to this Section 2.15, no Intellectual Property (a) that is owned by the Company or any of its subsidiaries or the subject of an Inbound License Agreement, is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any such subsidiary, except as may be provided in an Inbound License Agreement, or (b) that is the subject of an Outbound License Agreement, is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the sale, transfer, assignment or licensing thereof by the Company or any of its subsidiaries to any person (except any agreement that may be expressly included in an Outbound License Agreement).

          (k) No Infringement by Third Parties.  Except as and to the extent
              --------------------------------
publicly disclosed in the Company SEC Reports, to the actual knowledge of the Company as of the date hereof, no third party is or has been misappropriating, infringing, diluting, or violating any Intellectual Property owned by or licensed to the Company or any of its subsidiaries, and no such claims against any third party have been made by the Company or any of its subsidiaries as of the date hereof.

          (l) Assignment; Change of Control.  Except as set forth in Section
              -----------------------------
2.15(l) to the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not: (1) cause (whether or not with the passage of time or at the election of any third party) any payment to become due and payable by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, that would not otherwise have become due and payable if this Agreement had not been executed, delivered or performed, under any Inbound License Agreement or Outbound License Agreement, (2) result in the loss or impairment of, or give rise to any right of any third party to terminate or modify, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or their respective rights under any Inbound License Agreement or Outbound License Agreement, or (3) require the consent of any Governmental Authority or third party in respect of any Inbound License Agreement or Outbound License Agreement.

          (m) Software.  The Software owned by the Company or any of its
              --------
subsidiaries as of the date hereof, was either (i) developed by employees of the Company or any of its subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or any of its subsidiaries pursuant to legal, valid and enforceable written agreements; or (iii) otherwise acquired by the Company or a subsidiary from a third party. Except as set forth in Section 2.15(m) of the Company Disclosure Schedule, such Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its subsidiaries. For purposes of this Section 2.15(m), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code,
(ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing; and includes, without limiting the foregoing, MarketStream version 2.0 and all subsequent versions (including any under development).

          (n) Performance of Existing Software Products.  The Company software
              -----------------------------------------
product known as MarketStream version 2.0 and all subsequent versions perform in all material respects, free of significant bugs, viruses or programming errors, the functions described in any agreed specifications, end user documentation or warranties provided to customers or other information provided to customers of the Company or its subsidiaries on which such customers relied when licensing or otherwise acquiring such products.

          (o)  Year 2000 Compliance.
               --------------------

               (i) Except as set forth in Section 2.15(o) of the Company Disclosure Schedule, the Company Year 2000 Compliant Products will record, store, process and calculate and present calendar dates falling on and after December 31, 1998, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth in Section 2.15(o) of the Company Disclosure Schedule, the Company Year 2000 Compliant Products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1998. Except as set forth in Section 2.15(o) of the Company Disclosure Schedule, the Company Year 2000 Compliant Products may be used prior to, during and after December 31, 1998, such that such Software will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century. The "Company Year 2000 Compliant Products" are MarketStream 2.0, OneServer 2.6 for Solaris, and OneServer 2.5 for HP, and all subsequent versions of each such product.

               (ii) The Company Year 2000 Compliant Products conform to all representations and warranties made by the Company and its subsidiaries to customers with respect to the introduction of records containing dates falling on or after December 31, 1998, the advent of the year 2000, the advent of the twenty-first century, the transition from the twentieth century through the year 2000 and into the twenty-first century, and/or otherwise with regard to the ability to record, store, process, calculate and present dates from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000 and leap year calculations.

     Section 2.16  Insurance.  Each of the Company and its subsidiaries
                   ---------
maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Each material Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Except as set forth in
Section 2.16 of the Company Disclosure Schedule, none of the material Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims of which the Company has knowledge under the Insurance Policies have been filed in a timely fashion.

     Section 2.17   Restrictions on Business Activities.  Except as set forth in
                    -----------------------------------
Section 2.17 of the Company Disclosure Schedule, for employees' obligations to prior employers and for the limitations (express or implied) in any license of Intellectual Property to the Company, there is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company that has or is reasonably likely to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or providing services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     Section 2.18   Title to Properties; Absence of Liens and Encumbrances.
                    -------------------------------------------------------

          (a) The Company owns no real property, nor has it ever owned any real property. Section 2.18 of the Company Disclosure Schedule sets forth a list of all real property currently leased by the Company as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or material event of default (or event which with notice or lapse of time, or both, would constitute a material default), in each case, on the part of the Company. Complete and correct copies of such leases have been made available to Parent or its counsel.

          (b) As of the date of this Agreement, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company SEC Reports, except for Liens for Taxes not yet due and payable and except for such imperfections of title, if any, that do not materially interfere with the present value of the subject property or as may be reflected in Section 2.18 of the Company Disclosure Schedule.

     Section 2.19   Certain Business Practices.  None of the Company, any of its
                    --------------------------
subsidiaries or any directors or officers or, to the Company's knowledge, agents or employees of the Company or any of its subsidiaries has (i) used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment on behalf of the Company to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment on behalf of the Company.

     Section 2.20   Product Warranties.  Section 2.20 of the Company Disclosure
                    ------------------
Schedule sets forth complete and accurate copies of the forms of written warranties and guaranties by the Company or any of its subsidiaries currently in effect with respect to its products for the customers identified in Section 2.20 of the Company Disclosure Schedule. The Company represents and warrants that it has provided Parent with copies (or written summaries, if oral) of all such warranties or guaranties. There have not been any material deviations from such warranties and guaranties (whether written or oral), and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties materially in excess of such warranties or guaranties.

     Section 2.21   Agreements, Scheduled Contracts and Commitments.  Except as
                    -----------------------------------------------
set forth in Section 2.21 of the Company Disclosure Schedule, as of the date of this Agreement, the Company does not have, is not a party to nor is it bound by:

                    (i)    any collective bargaining agreements;

                    (ii) any employment or consulting agreement with an employee or individual consultant, or any consulting or sales agreement under which a firm or other organization provides services to the Company other than those that are terminable by the Company or any of its subsidiaries on no more than thirty days notice without liability or financial obligation exceeding $50,000, except to the extent general principles of wrongful termination law may limit the Company's or any of its subsidiaries' ability to terminate employees at will, or any consulting agreement;

                    (iii)  any fidelity or surety bond or completion bond;

                    (iv) any agreement of indemnification other than in the ordinary course of business consistent with past practice or any guaranty, in either case, entered into since the IPO Date;

                    (v) any agreement entered into since the IPO Date pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code;

                    (vi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise, outside the ordinary course of the Company's business consistent with past practices;

                    (vii) any distribution, joint marketing or development agreement;

                    (viii) any customer agreement, or group of related agreements that relate to any single customer together with its affiliated entities, that provides for aggregate future revenue to the Company of more than $50,000; or

                    (ix) any other material agreement or commitment, whether written or oral that has not otherwise been disclosed to Parent and Acquisition.

     Neither the Company nor any of its subsidiaries has in any material respect breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth in Section 2.21 of the Company Disclosure Schedule and each such agreement, contract or commitment is in full force and effect and is not subject to any material default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     Section 2.22   Vote Required.  The affirmative vote of the holders of a
                    -------------
majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

     Section 2.23   Affiliates.  Except for the directors and executive officers
                    ----------
of the Company, each of whom is listed in Section 2.24 of the Company Disclosure Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company within the meaning of Rule 145 of the Securities Act ("Company Affiliates").

     Section 2.24   Opinion of Financial Adviser. Alliant Partners (the "Company
                    ----------------------------
Financial Adviser") has delivered to the Company Board its written opinion dated November 18, 1999 to the effect that as of such date the total consideration received by the Company's stockholders pursuant to this Agreement is fair, from a financial point of view, to the Company's stockholders (the "Opinion of Company Financial Advisor"). A true and complete copy of such opinion has been delivered or made available to Parent.

     Section 2.25   Brokers.  No broker, finder or investment banker (other than
                    -------
the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 2.26   Takeover Statutes.  No "fair price," "moratorium," "control
                    -----------------
share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is applicable to the Company, the Shares, the Merger or any of the other transactions contemplated by this Agreement. The Company Board has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement, the provisions of DGCL Section 203 to the extent, if any, such Section is applicable to the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

     Section 2.27   Representations Complete. To the Company's actual knowledge,
                    ------------------------
the representations and warranties made by the Company in this Agreement, and the statements made in any Schedules or certificates furnished by the Company pursuant to this Agreement, do not contain and will not contain, as of their respective dates, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                            PARENT AND ACQUISITION

     Parent and Acquisition hereby jointly and severally represent and warrant to the Company, subject to the exceptions set forth in the Disclosure Schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company (which exceptions shall qualify only the Section specifically identified and any other Section where it is reasonably clear that the disclosure is intended to apply to another Section) that:

     Section 3.1    Organization. Each of Parent, Acquisition and Parent's other
                    ------------
subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and bylaws as currently in full force and effect, of Parent, Acquisition and Parent's other subsidiaries. Each of Parent, Acquisition and Parent's other subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except where the failure to obtain such qualification or license with respect to Parent, Acquisition or Parent's other subsidiaries would not adversely affect Parent, Acquisition or Parent's other subsidiaries in any material way.

     Section 3.2    Capitalization of Parent and its Subsidiaries.
                    ---------------------------------------------

          (a) The authorized capital stock of the Parent consists of 150,000,000 shares of Parent Common Stock ("Parent Shares"), of which, as of October 31, 1999, 33,685,585 Parent Shares were issued and outstanding, and 15,000,000 shares of preferred stock, none of which is outstanding. All of the outstanding Parent Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of October 31, 1999, approximately 14,715,000 Parent Shares were reserved for issuance and, as of October 31, 1999, approximately 6,670,342 were issuable upon or otherwise deliverable in connection with the exercise of outstanding options to purchase Parent Common Stock issued pursuant to the following plans ("Parent Option Plans"): 1995 Stock Option Plan, 1997 Stock Option Plan. As of October 31, 1999. approximately 23,736 Parent Shares were issuable or otherwise deliverable in connection with the exercise of outstanding options to purchase Parent Common Stock issued pursuant to the FirstFloor 1993 Stock Option Plan. The maximum number of shares that may be issued under the 1999 Employee Stock Purchase Plan is 750,000 shares of which as of October 31, 1999, 0 shares have been issued and 750,000 shares are reserved for issuance. Except as set forth in Section 3.2(a) of the Parent Disclosure Schedule, between October 31, 1999 and the date hereof, no shares of the Parent's capital stock have been issued other than pursuant to options already in existence on such first date issued under Parent Option Plans, and between October 31, 1999 and the date hereof, no stock options have been granted. Except as set forth above, and as set forth in the Parent Disclosure

Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of Parent, (iii) no options, preemptive or other rights to acquire from Parent or any of its subsidiaries, and, except as described in the Parent SEC Reports (as defined below), no obligations of Parent or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of Parent, and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Parent Securities"). Except as set forth in Section 3.2(a) of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding rights or obligations of the Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Parent is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Parent.

          (b) All of the outstanding capital stock of Parent's subsidiaries owned by Parent is owned, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of Applicable Law). Except as set forth in Section 3.2(b) of the Parent Disclosure Schedule, there are no (i) securities of Parent or any of its subsidiaries convertible into or exchangeable or exercisable for, (ii) options or (iii) except for the Parent Rights, other rights to acquire from Parent or any of its subsidiaries any capital stock or other ownership interests in or any other securities of any subsidiary of Parent, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

          (c) The Parent Shares constitute the only class of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

     Section 3.3    Authority Relative to this Agreement.
                    ------------------------------------

          (a) Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent (the "Parent Board") and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (including the Merger). This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          (b) Without limiting the generality of the foregoing, the Parent Board has unanimously (1) determined that the Merger is fair to, and in the best interests of Parent and Parent's stockholders, (2) approved this Agreement, the Merger and the other transactions contemplated hereby, and (3) has not withdrawn or modified such approval.

     Section 3.4    SEC Reports; Financial Statements.
                    ---------------------------------

          (a) Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since October 6, 1999, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Parent SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. Notwithstanding the foregoing, Parent shall not be deemed to be in breach of any of the representations or warranties in this Section 3.4 as a result of any changes to the Parent SEC Reports that Parent may make in response to comments received from the SEC on the S-4 or the Proxy Statement.

          (b) Parent has heretofore made, and hereafter will make, available to the Company a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by Parent with the SEC pursuant to the Exchange Act.

     Section 3.5    Information Supplied. None of the information supplied or to
                    --------------------
be supplied by Parent or Acquisition in writing for inclusion or incorporation by reference in (i) the S-4 will at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Proxy Statement will, at the date mailed to stockholders of the Company and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company that is contained in or omitted from any of the foregoing documents.

     Section 3.6    Consents and Approvals; No Violations.  Except for filings,
                    -------------------------------------
permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to, and no material permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's other subsidiaries, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or (iii) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

     Section 3.7    Litigation.  Except as publicly disclosed by the Parent in
                    ----------
the Parent SEC Reports or as set forth in Section 3.7 of the Parent Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person that is material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby. No Governmental Entity has at any time challenged or questioned in writing to Parent the legal right of Parent to design, offer or sell any of its products or services in the present manner or style thereof.

     Section 3.8    Tax Treatment. Neither Parent, Acquisition or any of
                    -------------
Parent's other subsidiaries nor, to the knowledge of Parent, any of its affiliates has taken, proposes to take, or has agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 3.9    Opinion of Financial Adviser. Hambrecht & Quist (the "Parent
                    ----------------------------
Financial Adviser") has delivered to the Board of Directors of Parent its opinion to the effect that, as of November 18, 1999, the Merger Consideration is fair, from a financial point of view, to Parent ("Opinion of Parent Financial Adviser").

     Section 3.10   Brokers. Other than the Parent Financial Adviser, no broker,
                    -------
finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

     Section 3.11   No Prior Activities.  Except for obligations incurred in
                    -------------------
connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

     Section 3.12   No Undisclosed Liabilities; Absence of Changes. Except as
                    ----------------------------------------------
and to the extent publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent (including the notes thereto) other than
(i) liabilities specifically described in this Agreement or in the Parent Disclosure Schedule, and (ii) normal or recurring liabilities incurred since September 30, 1999 in the ordinary course of business consistent with past practices. Except as publicly disclosed by Parent in the Parent SEC Reports or as set forth in Section 3.12 of the Parent Disclosure Schedule, since September 30, 1999, there have been no events, changes or effects with respect to Parent or its subsidiaries that, individually or in the aggregate, have had or reasonably would be expected to have had a Material Adverse Effect on Parent.

     Section 3.13   Compliance with Applicable Law. Except as publicly disclosed
                    ------------------------------
by Parent in the Parent SEC Reports, Parent and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"). Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in material compliance with the terms of the Parent Permits. Except as publicly disclosed by Parent in the Parent SEC Reports, to the knowledge of Parent, the businesses of Parent and its subsidiaries have been and are being conducted in material compliance with all material Applicable Laws. Except as publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same.

     Section 3.14   Intellectual Property.  Parent (or one of its subsidiaries)
                    ---------------------
owns all of the material Intellectual Property, or has a valid and enforceable right to use all of the material Intellectual Property that is not owned exclusively by it, that is used in Parent's business. Except as set forth in
Section 3.14 of the Parent Disclosure Schedule, the products used, manufactured, marketed, sold or licensed by Parent and its subsidiaries, and all Intellectual Property used in the conduct of Parent's businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party. Except as and to the extent publicly disclosed in the Parent SEC Reports, to the knowledge of Parent, as of the date hereof no third party is misappropriating, infringing or violating any Intellectual Property owned by or licensed to Parent or any of its subsidiaries, and no such claims against any third party made by Parent or any of its subsidiaries are outstanding as of the date hereof. All of Parent's and its subsidiaries' material products conform to all representations and warranties made by Parent and its subsidiaries to customers with respect to the introduction of records containing dates falling on or after December 31, 1998, the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

     Section 3.15   No Default.  Except as set forth in Section 3.15 of the
                    ----------
Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in material breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which it or any of its properties or assets are bound or (iii) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of its properties or assets.

     Section 3.16   Representations Complete.  To the Parent's and Acquisition's
                    ------------------------
actual knowledge, the representations and warranties made by Parent and Acquisition in this Agreement, and the statements made in any certificates furnished by Parent and Acquisition pursuant to this Agreement do not contain and will not contain, as of their respective dates, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     Section 3.17   Title to Properties; Absence of Liens and Encumbrances.
                    ------------------------------------------------------
Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Parent SEC Reports except for Liens for Taxes not yet due and payable and such imperfections of title, if any that do not materially interfere with the present value of the subject property or as may be reflected in Section 3.16 of the Parent Disclosure Schedule.

     Section 3.18   Year 2000 Compliance.
                    --------------------

          (a) Except as set forth in Section 3.18(a) of the Parent Disclosure Schedule, all of Parent's and its subsidiaries' material products marketed as of the date hereof will record, store, process and calculate and present calendar dates falling on and after December 31, 1998, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth in Section 3.18(a) of the Parent Disclosure Schedule, all of Parent's and its subsidiaries' material products marketed as of the date hereof will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1998. Except as set forth in Section 3.18(a) of the Parent Disclosure Schedule, the versions of Parent's and its subsidiaries' Software marketed as of the date hereof may be used prior to, during and after December 31, 1998, such that such Software will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

          (b) All of Parent's and its subsidiaries' material products marketed as of the date hereof conform to all representations and warranties made by Parent and its subsidiaries to customers with respect to the introduction of records containing dates falling on or after December 31, 1998, the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

     Section 3.19   Parent Common Stock. The Parent Common Stock to be issued in
                    -------------------
connection with the Merger (including the Parent Common Stock to be issued in accordance with Section 1.8 and the Parent Common Stock to be issued in accordance with Section 1.11) has been duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights, and will be freely tradable. Without limiting the generality of the foregoing, none of the shares of Parent Common Stock to be issued in connection with the Merger will constitute "restricted securities" within the meaning of Rule 144 of the Securities Act.

                                  ARTICLE IV

                                   COVENANTS

     Section 4.1    Conduct of Business of the Company.  Except as contemplated
                    ----------------------------------
by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, to keep available the service of its current officers and key employees and to preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Subject to approval of Parent (which approval shall not be unreasonably withheld), the company may negotiate, execute and deliver a lease for new principal offices. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement and except as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent, which consent shall not unreasonably be withheld:

          (a) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for (i) grants of options under the Company Plans up to the amounts set forth on Section 4.1(b) of the Company Disclosure Schedule, or (ii) the issuance and sale of Shares pursuant to options granted under the Company Plans prior to the date hereof;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries except as may be required under any Company Option or any other agreement set forth in Section 4.1(c) of the Company Disclosure Schedule;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

          (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of any subsidiary;

          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities in each case, except for borrowings under existing lines of credit in the ordinary course of business consistent with past practices, or modify or agree to any amendment of the terms of any of the foregoing; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business consistent with past practices (excluding intellectual property indemnifications in the ordinary course of business consistent with past practices); (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the

Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or
(v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (excluding purchase money security interests incurred in the ordinary course of business consistent with past practices);

          (g) except as may be required by Applicable Law and except for signing bonuses for non-officer employees in an amount not to exceed $25,000 per person and $150,000 in the aggregate), enter into, adopt or amend or terminate any bonus, special remuneration, compensation, severance, stock option, stock purchase agreement, retirement, health, life, or disability insurance, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, employee or consultant in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except as set forth in Section 4.1(g) of the Company Disclosure Schedule;

          (h) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof, the material terms of which are disclosed on
Section 2.12(h) of the Company Disclosure Schedule or as required by applicable federal, state or local law or regulations;

          (i) exercise its discretion or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger, any other change of control of the Company (as defined in the Company Plans) or otherwise;

          (j) (1) acquire, sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of $25,000 in the aggregate), other than sales of its products and licenses of software in the ordinary course of business consistent with past practices, (2) enter into any exclusive license, distribution, marketing, sales or other agreement, (3) enter into any agreement with a person whereby such person would provide product development or similar services if the term of such agreement exceeds sixty (60) days or provides for payments that could exceed $25,000 for any single agreement or $100,000 for all such agreements, or (4) sell, transfer or otherwise dispose of any Intellectual Property, other than sales of its products and licenses of software in the ordinary course of business consistent with past practices;

          (k) except as may be required as a result of a change in law or in generally accepted accounting principles, materially change any of the accounting principles, practices or methods used by it;

          (l) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

          (m) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (ii) enter into any contract or agreement that would be material to the Company and its subsidiaries, taken as a whole, other than a non-exclusive license agreement or a service agreement with end-users entered into in the ordinary course of business consistent with past practices; (iii) amend, modify or waive any material right under any material contract of the Company or any of its subsidiaries; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; (v) authorize any additional or new capital expenditure or expenditures in excess of $25,000 in the aggregate in any calendar quarter, if any such expenditure or expenditures are not listed in the capital budget attached as Section 4.1 (m)(v) of the Company Disclosure Schedule; provided that nothing in the foregoing clause (v) shall limit any capital expenditure required pursuant to existing customer contracts; or (vi) authorize any new or additional manufacturing capacity expenditure or expenditures for any manufacturing capacity contracts or arrangements;

          (n) make or revoke any material tax election or settle or compromise any material income tax liability or permit any material insurance policy naming it as a beneficiary or loss-payable to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

          (o) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

          (p)  fail to pay any material Taxes or other material debts when due;

          (q) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of suits, actions, or claims which would involve more than $25,000 in the aggregate, or that would otherwise be material to the Company or relates to any Intellectual Property matters;

          (r) take any action or fail to take any action that could reasonably be expected to (i) limit the utilization of any of the net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder, or (ii) cause any transaction in which the Company or any of its subsidiaries was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code;

          (s) other than licensing and distribution contracts and agreements with end-user customers entered into in the ordinary course of business consistent with past practice, enter into any licensing, distribution, sponsorship, advertising or other similar contracts, agreements, or obligations which may not be canceled without penalty by the Company or its subsidiaries upon notice of 60 days or less or which provide for payments by or to the Company or its subsidiaries in an amount in excess of $25,000 over the term of the agreement;

          (t) Fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          (u) Engage in any willful action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

          (v) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(u) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement (including the exhibits hereto) untrue or incorrect) at Closing such that the condition set forth in
Section 5.3(a) would not be satisfied.

     Section 4.2  Preparation of S-4 and the Proxy Statement. The Company and
                  ------------------------------------------
Parent shall diligently work together and promptly prepare and file with the SEC the Proxy Statement and the S-4, respectively. Each of Parent and the Company shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options, and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

     Section 4.3  No Solicitation or Negotiation.
                  ------------------------------

          (a) The Company shall, and shall cause its subsidiaries, its affiliates and their respective officers and other employees, directors, representatives (including the Company Financial Advisor and any other investment banker and any attorneys and accountants) and agents to, immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). The Company also agrees promptly to request each person that has at any time heretofore executed a confidentiality agreement that governs such person's discussions with the Company or any of its representatives concerning an acquisition of (whether by merger, acquisition of stock or assets or otherwise) the Company or any of its subsidiaries, if any, to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its subsidiaries and, if requested by Parent, to enforce such person's obligation to do so. Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that if the Company Board determines in good faith, acting only after consultation with legal counsel of nationally recognized standing and in a manner consistent therewith, that the failure to do so would likely be a breach of its fiduciary duties to the Company's stockholders under the DGCL, the Company may, in response to a proposal, offer or Inquiry for a Company Acquisition that was not solicited and that the Company Board determines, based upon the advice of the Company Financial Advisor (or another financial advisor of nationally recognized standing), is from a Third Party that is capable of consummating a Superior Proposal and only for so long as the Board of Directors so determines that its actions have a substantial probability of leading to a Superior Proposal, (i) furnish information to any such person only pursuant to a confidentiality agreement substantially in the same form as was executed by Parent prior to the execution of this Agreement and only if copies of such information are concurrently provided to Parent, and (ii) participate in discussions and negotiations regarding such proposal, offer or Inquiry; provided, further, nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly (and in any event within twenty-four
(24) hours after becoming aware thereof) (i) notify Parent in the event the Company or any of its subsidiaries or other affiliates or any of their respective officers, directors, employees and agents receives any proposal, offer or Inquiry concerning a Third Party Acquisition, including the material terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information in connection with a potential Third Party Acquisition, (ii) provide a copy of any written agreements, proposals or other materials the Company receives from any such person or group (or its representatives), (iii) provide Parent with copies of all information furnished to any such Person pursuant to Clause (i) of the preceding sentence if such information has not been previously furnished to Parent and (iv) notify Parent of any material changes or developments with respect to any of the matters described in clauses (i) or (ii). The Company shall also advise Parent from time to time of the status, at any time upon Parent's request, of any such matters. Notwithstanding anything to the contrary contained in this Section 4.3(a) or elsewhere in this Agreement, at any time after the date hereof, the Company may file with the SEC a report on Form 8-K with respect to this Agreement and may file a copy of this Agreement and any related agreements as an exhibit to such report.

          (b) Except as set forth in this Section 4.3(b), the Company Board shall not withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, acting only after consultation with legal counsel of nationally recognized standing and in a manner consistent therewith, that the failure to do so would likely result in a breach of the Board's fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby and approve or recommend a Superior Proposal (as defined in Subsection (c) below) and cease efforts to obtain an affirmative vote of the stockholders of the Company on the approval and adoption of the Agreement and the Merger, but only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within three (3) business days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation, which may be the Company Financial Advisor) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any binding agreement with respect to a Superior Proposal unless concurrently therewith this Agreement is terminated by its terms pursuant to Section 6.1. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure does not contain any statements that violate this Section 4.3(b).

          (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by tender offer, exchange offer, merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 50% of the assets of the Company and its subsidiaries taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices consistent with past practices; (iii) the acquisition by a Third Party of 50% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition (or any group of acquisitions) by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (1) to acquire, directly or indirectly, for consideration consisting solely of cash and/or securities, all of the Shares then outstanding, or all or substantially all the assets, of the Company, (2) that contains terms that the Company Board by a majority vote determines in its good faith judgment (taking into account, as to the financial terms, the advice of the Company Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger, taking into account all aspects of the transaction, including taxation, form of consideration, conditions to closing and strategic synergies, (3) that the Company Board by a majority vote determines in its good faith judgment (following and based on consultation with the Company Financial Adviser or another financial advisor of nationally recognized reputation and its legal and other advisors) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal) and (4) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Parent might make. "Inquiry" means an inquiry that could reasonably be expected to lead to a Superior Proposal.

     Section 4.4  Meeting of Stockholders. The Company shall take all actions
                  -----------------------
necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting"). The Company's obligation to call, give notice of, convene and hold the Meeting in accordance with this Section 4.5 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any proposal for a Third Party Acquisition (as defined in Section 4.3), or by any withdrawal, amendment or modification of the recommendation of the Company Board with respect to the Merger. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and bylaws. The Company will, through the Company Board, recommend to its stockholders approval of such matters subject to the provisions of Section 4.3(b). The Company and Parent shall promptly prepare and file with the SEC the Proxy Statement and the S-4 for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to the provisions of Section 4.3(b), shall include the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and a copy of the written opinion of the Company Financial Advisor, dated as of the date of the meeting of the Company Board at which this Agreement was approved and in the form delivered to the Company Board, that the Exchange Ratio is fair from a financial point of view to the holders of the Shares. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. Parent shall use all reasonable efforts to have the S-4 declared effective by the SEC as promptly as practicable after such filing. Whenever any event occurs which is required to be set forth in an amendment or supplement to the S-4 and/or the Proxy Statement, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the S-4 and/or the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or (ii) the time for which the Meeting is originally scheduled (as set forth in the S-4 and the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting. Parent shall use all reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto, provided that the Company shall cooperate with Parent in obtaining such permits and approvals as reasonably requested. The Company agrees to use all reasonable efforts to obtain the approval and adoption by its stockholders of this Agreement and the Merger (including retaining a recognized proxy solicitation firm), subject to the provisions of Section 4.3(b).

     Section 4.5 Nasdaq National Market. Parent shall use all reasonable
                 ----------------------
efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

     Section 4.6 Access to Information.
                 ---------------------

          (a) Between the date hereof and the Effective Time, upon reasonable notice, the Company will give Parent and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records and personnel files of current employees of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, upon reasonable notice, Parent will give the Company and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records and personnel files of current employees of Parent and its subsidiaries as the Company may reasonably request, and will cause its officers and those of its subsidiaries to furnish the Company with such financial and operating data and other information with respect to the business and properties of Parent and its subsidiaries as the Company may from time to time reasonably request.

          (b) (1) Between the date hereof and the Effective Time, the Company shall furnish to Parent (I) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (II) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (I) and
(II) to prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall fairly present, in all material respects, the Company's financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

                   (2) Between the date hereof and the Effective Time, Parent shall furnish to the Company (I) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (II) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (I) and (II) to prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by Parent with respect to such financial statements. All the foregoing shall fairly present, in all material respects, the Parent's financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by Parent in conformity with its past practices) as of the last day of the period then ended.

            (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Mutual Non-Disclosure Agreement entered into between the Company and Parent.

     Section 4.7 Certain Filings; Reasonable Efforts.
                 -----------------------------------

            (a) Subject to the terms and conditions herein provided, including Section 4.3(b), each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) cooperate in the preparation and filing of the Proxy Statement and the S-4 and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and
(iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. The Company agrees to use all reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

            (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

     Section 4.8 Public Announcements. Neither Parent, Acquisition nor the
                 --------------------
Company shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, or any Third Party Acquisition, without the prior consent of Parent (in the case of the Company) or the Company (in the case of Parent or Acquisition), except (i) as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market, or (ii) the filing of a Form 8-K containing the press release discussed below and a copy of this Agreement, or (iii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 4.3(b)). The first public announcement of this Agreement and the Merger shall be a joint press release agreed upon by Parent, Acquisition and the Company.

     Section 4.9 Indemnification and Directors' and Officers' Insurance.
                 ------------------------------------------------------

            (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless (and shall also cause the Surviving Corporation to advance expenses as incurred to the fullest extent permitted under Applicable Law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all
                                    -------------------
losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities
                 -----------------------
based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent required or permitted under Applicable Law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies that may provide coverage for Indemnified Liabilities, nor shall this Section 4.9 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by Applicable Law, that the indemnification provided for in this Section 4.9 shall apply to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.9 and may specifically enforce its terms. This
Section 4.9 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect.

            (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company Board prior to the Effective
Time) and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time; provided, however, that Parent's aggregate obligation to indemnify and hold harmless all Indemnified Persons for all matters to which such Indemnified Persons may be entitled to be indemnified or held harmless under subsections (a) and (b) of this Section 4.9 shall in no event exceed the Company's net worth as of September 30, 1999.

            (c) For a period of six years after the Effective Time, Parent will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on
                                                          ---------------
terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event shall Parent or the Company be required to expend on an annual basis in excess of 200% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 200% of such annual premium); provided further, that, in lieu of maintaining such existing insurance as provided above, Parent, at its election, may cause coverage at least as favorable in all material respects to the Insured Parties to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries.

            (d) Neither Parent nor any of its affiliates shall be obligated to guarantee the payment or performance of the Company's obligations under subsection (a) or (b) of this Section 4.9, so long as the Surviving Corporation honors such obligations to the extent of the Company's net worth at September 30, 1999. In no event, however, shall Parent or any such affiliate have any liability or obligation to any Indemnified Person arising from the Company's breach of, or inability to perform its obligations under, subsection (a) or (b) of this Section 4.9 in excess of the difference between the net worth of the Company at September 30, 1999 and the aggregate of all amounts paid by the Company in satisfaction of such obligation. The provisions of this Section 4.9 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Company to merge or consolidate with any other Person (including Parent) unless Parent ensures that the surviving or resulting entity assumes the obligations imposed by this Section 4.9, provided that if the Company shall be merged with Parent, the net worth limitations contained above shall no longer apply.

     Section 4.10 Notification of Certain Matters. The Company shall give prompt
                  -------------------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any condition contained in Article 5 to not be satisfied at or prior to the Effective Time and (ii) any material failure by such first party to comply with or satisfy in any material respect any covenant condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.10
shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 4.11 Affiliates; Tax-Free Reorganization.
                  -----------------------------------

            (a) The Company shall use all reasonable efforts to obtain from all Company Affiliates, and from each person who becomes a Company Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit A hereto as soon as practicable.
                                       ---------

            (b) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

            (c) The Company, on the one hand, and Parent and Acquisition, on the other hand, shall execute and deliver to legal counsel to the Company and Parent certificates substantially in the form attached hereto as Exhibits B-1
                                                                 ------------
and B-2, respectively, at such time or times as reasonably requested by such
    ---
legal counsel in connection with its delivery of an opinion with respect to the transactions contemplated hereby, and the Company and Parent shall each provide a copy thereof to the other parties hereto. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the representations in Exhibits B-1
                                                                    ------------
or B-2.
   ---

     Section 4.12 Additions to and Modification of Company Disclosure Schedule
                  ------------------------------------------------------------
and Parent Disclosure Schedule.
------------------------------

            (a) The Company shall deliver to Parent and Acquisition such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 2, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

            (b) Parent shall deliver to the Company such additions to or modifications of any Sections of the Parent Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to Parent or Acquisition after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 3, nor limit the rights and remedies of the Company under this Agreement for any breach by Parent or Acquisition of such representation and warranties.

     Section 4.13 Access to Company Employees. The Company agrees to provide
                  ---------------------------
Parent with, and to cause each of its subsidiaries to provide Parent with, reasonable access to its employees during normal working hours following the date of this Agreement, to among other things, deliver offers of continued employment and to provide information to such employees about Parent. All communications by Parent with Company employees shall be conducted in a manner that does not disrupt or interfere with the Company's efficient and orderly operation of its business.

     Section 4.14 Company Compensation and Benefit Plans. The Company agrees to
                  --------------------------------------
take all reasonable actions, subject to Applicable Law, necessary to amend, merge, freeze or terminate all compensation and benefit plans, effective at the Closing Date, as requested in writing by Parent.

     Section 4.15 Takeover Statutes. If any Takeover Statute or any similar
                  -----------------
statute, law, rule or regulation in any State of the United States (including under the DGCL or any other law of the State of Delaware) is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board shall promptly grant such approvals and use all reasonable efforts to take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, as the case may be, or by the Merger and use all reasonable efforts to otherwise take such lawful actions to eliminate or minimize the effects of such statute, law, rule or regulation, on such transactions.

     Section 4.16 Form S-8. Parent agrees to file a registration statement on
                  --------
Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable after the Effective Time, and in any event within 5 business days after the Effective Time, and shall use its best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

     Section 4.17 Employee Matters.
                  ----------------

            (a) After the Closing Date, Parent will use all reasonable efforts to give each employee of Parent domiciled in the United States, who immediately prior to the Closing Date was on the payroll of the Company (each such employee, a "Continuing Employee"), full credit for services performed for the Company prior to the Closing Date, for purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under Parent benefit plans and employee arrangements under which such Continuing Employee is entitled to participate ("Parent Employee Plans") , if and to the extent permitted by such Parent Employee Plans. Pursuant to the terms of Parent's 401(k) plan (the "Parent 401(k) Plan"), any matching contributions made by Parent under the Parent 401(k) Plan for any Continuing Employee shall be calculated based only with respect to such Continuing Employee's contributions to the Parent 401(k) Plan after the Effective Time and not with respect to contributions made by the Continuing Employee to the Company's 401(k) plan prior to the Effective Time. No Continuing Employee or dependent of such Continuing Employee who is covered by the Company's group health plan prior to the Closing Date will experience any gap in medical coverage as a result of the transaction contemplated by this Agreement, provided such Continuing Employee or dependent of such Continuing Employee complies with all terms and procedures necessary to ensure continued coverage.

            (b) Parent will use reasonable efforts to the extent permitted by any Parent "welfare benefit plan" (as defined in Section 3(1) of ERISA) ("Parent Welfare Plan") to (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees under any Parent Welfare Plan in which such Continuing Employees are eligible to participate after the Closing Date, and (ii) provide each Continuing Employee with credit for the remaining short plan year for any co-payments and deductibles paid under each comparable welfare benefit plan maintained by the Company prior to the Closing Date in satisfying any applicable deductible or co-payment requirements under any of Parent Welfare Plan that such Continuing Employees are eligible to participate in after the Closing Date.

     Section 4.18 Further Information.
                  -------------------

            To the extent that a representation in Article II is provided "as of the date of this Agreement", information shall be provided by the Company to Parent as necessary to make the representation accurate as if the representation was made at the Effective Time without the phrase "as of the date of this Agreement."

                                   ARTICLE V

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 5.1  Conditions to Each Party's Obligations to Effect the Merger.
                  -----------------------------------------------------------
The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company;

            (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state or foreign court or United States federal or state or foreign Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

            (c) any waiting period applicable to the Merger under the HSR Act and any foreign antitrust or similar laws shall have terminated or expired;

            (d) any other governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Company's business after the Effective Time in all material respects as it is presently conducted, shall have been given, obtained or complied with, as applicable; and

            (e) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger.

     Section 5.2  Conditions to the Obligations of the Company. The obligation
                  --------------------------------------------
of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of Parent and Acquisition contained in this Agreement (other than those contained in Section 3.10) shall be true and correct as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event and except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect) and the representations and warranties of Parent and Acquisition contained in Section 3.10 shall be true and correct in all respects at and as of the Effective Time, and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

            (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition; provided, however, that in connection with the compliance by Parent or Acquisition with any Applicable Law (including the HSR Act) or obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Parent shall not be (i) required, or be construed to be required, to sell or divest any material assets or business or to restrict in any material respect any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, and no material limitation shall be imposed on Parent's ownership of, any material portion of the Company's business or assets;

            (c) the shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been approved for quotation on the Nasdaq National Market, upon official notice of issuance; and

            (d) the Company shall have received the opinion of tax counsel to the Company or tax counsel to Parent to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on the representations set forth in Exhibits B-1 and B-2 and such other representations as such counsel
         ------------     ---
reasonably deems appropriate and such opinion shall not have been withdrawn or modified in any material respect.

     Section 5.3  Conditions to the Obligations of Parent and Acquisition. The
                  -------------------------------------------------------
respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of the Company contained in this Agreement (other than those contained in Section 2.25) shall be true and correct as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, and except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect) and the representations and warranties of the Company contained in Section 2.25 shall be true and correct in all respects as of the Effective Time, and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

            (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

            (c) since the date of this Agreement, there shall have been no material adverse change in the Intellectual Property owned by or licensed to the Company, other than such changes resulting from requests from Parent and other than such changes resulting from this Agreement or the announcement of this Agreement or the consummation of the Merger or the transactions contemplated hereby;

            (d) the Company's officers and directors shall have entered into lock-up agreements in substantially the form entered into by officers and directors of Parent in connection with its initial public offering (and with release and expiration dates identical thereto) covering all Parent Shares issued in the Merger and all stock options assumed in the Merger, which total approximately 150,000 shares;

            (e) since the date of this Agreement, there shall have been no litigation commenced against the Company that would be required to be disclosed by Item 103 of Regulation S-K (other than any litigation brought against the Company, any member of the Company Board or any officer of the Company in respect of the discussions or negotiations relating to this Agreement or the announcement of this Agreement or the consummation of the Merger or the transactions contemplated hereby); provided, that for the purposes of this Subsection, Item103, Instruction 2 shall be 20% rather than 10%;

          (f) Parent shall have received the opinion of tax counsel to Parent or tax counsel to the Company to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on the representations set forth in
Exhibits B-1 and B-2 and such other representations as such counsel reasonably
------------     ---
deems appropriate, and such opinion shall not have been withdrawn or modified in any material respect; and

          (g) Parent shall have received amendments to the License Agreements with the customers identified as having licenses in the last paragraph of
Section 2.7 of the Company Disclosure Schedule establishing that each of these agreements provide for the grant of a nonexclusive license.

                                  ARTICLE VI

                        TERMINATION; AMENDMENT; WAIVER

     Section 6.1   Termination.  This Agreement may be terminated at any time
                   -----------
prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

          (a)  by mutual written consent of Parent, Acquisition and the Company;

          (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by May 31, 2000 (the "Final Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

          (c) by the Company if (i) there shall have been a breach of any representations or warranties on the part of Parent or Acquisition set forth in this Agreement or if any representations or warranties of Parent or Acquisition shall have become untrue, such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect; (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having, in the aggregate, a Material Adverse Effect on Parent (or, in the case of Sections 4.2 and 4.8, any material breach thereof) or materially adversely affecting the ability of Parent, Acquisition or the Company to consummate the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within thirty (30) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; (iii) the

Company shall have convened a meeting of its stockholders to vote upon the Merger in accordance with this Agreement and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof); or (iv) the Company Board has received a Superior Proposal, and has complied with the provisions of Section 4.3(b); or

          (d) by Parent and Acquisition if (i) there shall have been a breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue, such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder having, in the aggregate, a Material Adverse Effect on the Company (or, in the case of Sections 4.2, 4.3,
4.5 or 4.8, any material breach thereof) or materially adversely affecting the ability of Parent, Acquisition or the Company to consummate the Merger, and the Company has not cured such breach within thirty (30) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (iii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger; or (v) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof).

     Section 6.2  Effect of Termination.  In the event of the termination of
                  ---------------------
this Agreement pursuant to Section 6.1:

          (a) Parent may use the Residuals of any Company Intellectual Property that is disclosed to Company after the Effective Date and before termination without restriction for any purpose, including without limitation development or marketing of other applications, software, or components thereof. However, Parent may not use Residuals to recreate a product that is substantially similar to any Company product with only minimal differences in design, features, and function. "Residuals" means any knowledge, ideas, concepts or inventions that may be retained in the minds of Parent's employees or contractors who have accessed any of Company's Intellectual Property, excluding any Company rights under copyright, patent or trademark law, for which no license is granted hereunder, and except as expressly stated herein, neither Company nor Parent, nor any subsidiary of either party, shall acquire any license in the other party's Intellectual Property as a result of any termination of this Agreement; and

          (b) this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section
6.2 and Sections 4.6(c) and 6.3 and the provisions of all of Article 7 which shall survive any such termination (other than Section 7.8, in which case the only clauses that shall survive shall be the clauses in such Section that contain defined terms that are referenced in the foregoing surviving sections). Nothing contained in this Section 6.2 shall relieve any party from liability for any fraudulent misconduct or willful breach of this Agreement prior to such termination.

     Section 6.3   Fees and Expenses.
                   -----------------

          (a)  In the event that this Agreement shall be terminated pursuant to:

               (i)   Section 6.1(c)(iv) or 6.1(d)(iii) or (iv);

               (ii) Section 6.1(d)(i) or (ii) and within 9 months after termination of this Agreement the Company enters into an agreement with respect to a Company Acquisition or a Company Acquisition involving any Third Party (or any affiliate thereof) is closed; or

               (iii) Section 6.1(c)(iii) or 6.1(d)(v) and within 6 months following the stockholders' meeting, the Company enters into an agreement with respect to a Company Acquisition or a Company Acquisition involving any Third Party (or an affiliate thereof) is closed;

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages: (A) the Company shall pay to Parent the amount of $5,000,000 within ten (10) business days of the occurrence of the event described in this Section 6.3(a) giving rise to such damages.

          (b) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          (c) Each of the Company, Parent and Acquisition acknowledge that the agreements contained in this Article 6 (including this Section 6.3) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Company, Parent and Acquisition would not enter into this Agreement. Accordingly, if the Company, or Parent and Acquisition, fails promptly to pay the amounts required pursuant to Section 6.3 when due (including circumstances where, in order to obtain such payment the party owed such payment commences a suit that results in a final nonappealable judgment for such amounts against the party that failed to make such payment), the party that failed to make such payment shall pay to the party owed such payment (i) its costs and expenses (including attorneys' fees) in connection with such suit and (ii) interest on the amount that was determined to be due and payable hereunder at the rate announced by Bank of America NT&SA as its "reference rate" in effect on the date such payment was required to be made from the date such payment first became due until paid.

     Section 6.4   Amendment.  This Agreement may be amended by action taken by
                   ---------
the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 4.12, the Company Disclosure Schedule and the Parent Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

     Section 6.5   Extension; Waiver.  At any time prior to the Effective Time,
                   -----------------
each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1   Nonsurvival of Representations and Warranties. The
                   ---------------------------------------------
representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

     Section 7.2   Entire Agreement; Assignment.  This Agreement (a) constitutes
                   ----------------------------
the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

     Section 7.3   Validity.  If any provision of this Agreement or the
                   --------
application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     Section 7.4   Notices.  All notices and other communications pursuant to
                   -------
this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under where such courier is expected to provide next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

          if to Parent or Acquisition:  Calico Commerce, Inc.
                                        333 West San Carlos Street, Suite 300
                                        San Jose, CA 95110
                                        Attention: Chief Financial Officer

          with a copy to:               Gray Cary Ware & Freidenrich LLP
                                        400 Hamilton Avenue
                                        Palo Alto, CA 94301
                                        Attention: Gregory Gallo

          if to the Company to:         ConnectInc.com, Co.
                                        515 Ellis Street
                                        Mountain View, CA 94043
                                        Attention: President

          with a copy to:               Cooley Godward LLP
                                        5 Palo Alto Square
                                        3000 El Camino Real
                                        Palo Alto, CA 94306
                                        Attention: James R. Jones

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 7.5   Governing Law and Venue; Waiver of Jury Trial.
                   ---------------------------------------------

          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

          (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

     Section 7.6   Descriptive Headings.  The descriptive headings herein are
                   --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 7.7   Parties in Interest.  Except as otherwise provided herein,
                   -------------------
this Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement nor shall any such person be entitled to assert any claim hereunder. Except as otherwise provided herein, in no event shall this Agreement constitute a third party beneficiary contract.

     Section 7.8   Certain Definitions.  For the purposes of this Agreement the
                   -------------------
term:

          (a) "affiliate" means (except as otherwise provided in Sections 2.23 and 4.11) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

          (b) "actual knowledge" means with respect to any matter in question, the actual knowledge of such matter of (i) with respect to the Company, those persons listed on Section 7.8(f)(i) of the Company Disclosure Schedule and (ii) with respect to Parent, those persons listed on Section 7.8(f)(ii) of the Parent Disclosure Schedule. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter only to the extent of such individual's actual conscious actual knowledge of such fact, circumstance, event or other matter;

          (c) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents;

          (d) "business day" means any day other than a day on which the Nasdaq National Market is closed;

          (e) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

          (f) "Change of Control Agreements" shall mean the following agreements: Change of Control Agreement by and between the Company and Lucille Hoger, dated as of April 30, 1998; Amended and Restated Change of Control Agreement by and between the Company and Craig D. Norris, dated as of April 30, 1998; Change of Control Agreement by and between the Company and David Wippich, dated September 10, 1999; Change of Control Agreement by and between the Company and Kevin Berry, dated May 10, 1999; Change of Control Agreement by and between the Company and Preetham Gopalaswamy, dated as of July 23, 1998; Change of Control Agreement by and between the Company and William Whitney, dated as of July 23, 1998; Change of Control Agreement by and between the Company and Rohit Saxena, dated as of July 23, 1998; Change of Control Agreement by and between the Company and Vimal Goel, dated as of August 30, 1999;

          (g) "Company Acquisition" means the occurrence of any of the following events: (i) the acquisition by a Third Party of 50% or more of the assets of the Company and its subsidiaries taken as a whole; (ii) the acquisition by a Third Party of 50% or more of the outstanding Shares, or any securities convertible into or exchangeable for Shares that would constitute 50% or more of the outstanding Shares upon such conversion or exchange, or any combination of the foregoing; (iii) the acquisition by the Company of the assets or stock of a Third Party if, as a result of which the outstanding shares of the Company immediately prior thereto are increased by 100% or more; or (iv) the merger, consolidation or business combination of the Company with or into a Third Party, where, following such merger, consolidation or business combination, the stockholders of the Company prior to such transaction do not hold, immediately after such transaction, securities of the surviving entity or Parent constituting more than 50% of the total voting power of such surviving entity;

          (h) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of (i) with respect to the Company, those persons listed on Section 7.8(f)(i) of the Company Disclosure Schedule and (ii) with respect to Parent, those persons listed on Section 7.8(f)(ii) of the Parent Disclosure Schedule. Any such individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (1) such individual has actual knowledge of such fact, circumstance, event or other matter, or (2) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such person;

          (i) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list;

          (j) "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in
Section 2.14 of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws;

          (k) "Material Adverse Effect on the Company" means any circumstance, change in, or effect on the Company and its subsidiaries, taken as a whole, that is, or is reasonably likely in the future to be, materially adverse to the financial condition, results of operations, or the business or operations (financial or otherwise), of the Company and its subsidiaries, taken as a whole, provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Company: (i) a change in the market price or trading volume of the Company Common Stock, (ii) a failure by the

Company to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Effective Time, provided further that this Section 7.8(i)(ii) shall not exclude any underlying change, effect, event, occurrence, state of facts or developments that resulted in such failure to meet such estimates, predictions or expectations, (iii) general industry or economic conditions affecting the U.S. or world economy as a whole, (iv) conditions affecting the e-commerce industry, so long as such conditions do not affect the Company in a disproportionate manner as compared to companies of a similar size, (v) any disruption of customer, supplier or employee relationships resulting from the announcement of this Agreement or the consummation of the Merger or transactions contemplated hereby, (vi) any litigation brought or threatened against the Company, any member of Company Board or any officer of Company in respect of the discussions or negotiations relating to this Agreement or the announcement of this Agreement or the consummation of the Merger or the transactions contemplated hereby, or
(vii) any change resulting from any action contemplated or permitted by this Agreement;

          (l) "Material Adverse Effect on Parent" means any circumstance, change in, or effect on Parent and its subsidiaries, taken as a whole, that is, or is reasonably likely in the future to be, materially adverse to the financial condition, results of operations, or the business or operations (financial or otherwise), of Parent and its subsidiaries, taken as a whole, provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Parent: (i) a change in the market price or trading volume of the Parent Common Stock, (ii) a failure by the Parent to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Effective Time, provided further that this Section 7.8(j)(ii) shall not exclude any underlying change, effect, event, occurrence, state of facts or developments that resulted in such failure to meet such estimates, predictions or expectations, (iii) general industry or economic conditions affecting the U.S. or world economy as a whole,
(iv) conditions affecting the e-commerce industry, so long as such conditions do not affect the Parent in a disproportionate manner as compared to companies of a similar size, (v) any disruption of customer, supplier or employee relationships resulting from the announcement of this Agreement or the consummation of the Merger or transactions contemplated hereby, (vi) any litigation brought or threatened against the Parent, any member of Parent Board or any officer of Parent in respect of the discussions or negotiations relating to this Agreement or the announcement of this Agreement or the consummation of the Merger or the transactions contemplated hereby, or (vii) any change resulting from any action contemplated or permitted by this Agreement;

          (m) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity;

          (n) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

          (o) "agreement", "contract" and commitment" each means a legally binding written agreement, contract or commitment.

     Section 7.9   Personal Liability.  This Agreement shall not create or be
                   ------------------
deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

     Section 7.10  Specific Performance.  The parties hereby acknowledge and
                   --------------------
agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     Section 7.11  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                 (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                           CALICO COMMERCE, INC.

                           By:_________________________________
                           Name:  Arthur F Knapp, Jr.
                           Title: Vice President and Chief Financial Officer
                           Date:  November 19, 1999

                           CONNECTINC.COM, CO.

                           By:_________________________________
                           Name:  Craig D Norris
                           Title: President and Chief Executive Officer
                           Date:  November 19, 1999

                           CALICO ACQUISITION, INC.

                           By:_________________________________
                           Name:  Arthur F Knapp, Jr.
                           Title: President
                           Date:  November 19, 1999